As filed with the Securities and Exchange Commission on January 24, 1997

                                                    Registration No. 333-3530

                       SECURITIES AND EXCHANGE COMMISSION


                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       to
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            VISION HEALTH CARE, INC.
             (Exact name of registrant as specified in its charter)

        Florida                       6324                         59-3356439
   (State or other              (Primary Standard            (I.R.S. Employer
   jurisdiction of          Industrial Classification     Identification No.)
    incorporation)                Code Number)

                            c/o Barrack & Liane, P.A.
                               100 West Bay Street
                           Jacksonville, Florida 32202
                                 (904) 356-9431
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                         Peter D. Liane, O.D., President
                            c/o Barrack & Liane, P.A.
                               100 West Bay Street
                           Jacksonville, Florida 32202
                                 (904) 356-9431
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                    Copy to:

                              Linda Y. Kelso, Esq.
                            G. Ray Driver, Jr., Esq.
                                 Foley & Lardner
                                200 Laura Street
                          Jacksonville, Florida  32202

        Pursuant to undertakings contained in the Registration Statement, this Post-Effective Amendment No. 1 is being filed for the purpose of deregistering 207,627 shares of the Registrant's common stock which remained unsold at termination of the offering.

        The Registration Statement covered 504,000 shares of the Registrant's common stock. The offering terminated on December 31, 1996, at which time 296,373 shares had been sold.

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf this 21st day of January, 1997.


                                      VISION HEALTH CARE, INC.




                                      By: /s/ Peter D. Liane
                                           Peter D. Liane, President